Exhibit 99

Tennant Company Reports Third Quarter 2023 Results

Delivers Strong Net Sales and Net Income Growth

Increases Full-Year 2023 Guidance

MINNEAPOLIS, MN (Oct. 31, 2023)—Tennant Company ("Tennant" or the "Company") (NYSE: TNC) today reported its financial results for the quarter ended September 30, 2023.

(In millions, except per share data)	Three Months Ended September 30,
	2023	2022	Increase
Net sales	$304.7	$262.9	15.9%
Net income	$22.9	$15.6	46.8%
Diluted EPS	$1.21	$0.83	45.8%

Adjusted diluted EPS	$1.34	$0.98	36.7%
Adjusted EBITDA	$45.9	$33.8	35.8%
Adjusted EBITDA margin %	15.1%	12.9%	220 bps

Highlights
•Delivered net sales of $304.7 million for the third quarter of 2023, an increase of 15.9% from the third quarter of 2022, or 13.9% on an organic basis due to strong pricing realization and volume growth. A more stable supply-chain environment drove a sequential increase in production which resulted in a $41 million decrease in the Company's backlog to $214 million.

•Achieved Adjusted EBITDA of $45.9 million in the third quarter of 2023, compared to $33.8 million in the prior-year period, an increase of $12.1 million. Adjusted EBITDA margin of 15.1% improved by 220 basis points primarily due to strong sales growth and gross margin improvements.

•Generated operating cash flow of $54.4 million and converted over 100% of net income to free cash flow for the third consecutive quarter. Announced a 5.7% increase in the Company's quarterly cash dividend to $0.28 per share, marking the 52nd consecutive year the Company has increased its annual cash dividend payout.

•Increased its full-year 2023 guidance and now expects net sales between $1.23 billion and $1.25 billion and Adjusted EBITDA between $190 million and $200 million.

•Expanded the Company's portfolio of innovative products and solutions with the launch of two new ride-on scrubbers in North America. These highly maneuverable and affordable scrubbers are robust – yet compact – providing flexibility for indoor and outdoor applications.

•Published the 2023 (FY22) Sustainability Report highlighting the Company's commitment to leading the industry in sustainability.

“We are pleased to report Tennant's strong third quarter results, which built on the momentum in the first half of the year. This was the fourth consecutive quarter our global team delivered organic net sales and Adjusted EBITDA growth above our expectations and puts us on pace to deliver a record-setting year. We are proud of the teams who have worked diligently to execute our enterprise strategy, manage the supply-chain crisis and
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Page 2 – Tennant Company Reports Third Quarter 2023 Results
serve Tennant's customers around the world,” said Dave Huml, Tennant President and Chief Executive Officer. “We are raising our full-year 2023 guidance on the strength of the quarter's results, our remaining backlog position, and expectations of continuing resilience in demand for the remainder of the year.”

Net Sales
Consolidated net sales for the third quarter of 2023 totaled $304.7 million, a 15.9% increase compared to consolidated net sales of $262.9 million in the third quarter of 2022. The components of the consolidated net sales change were as follows:

Three Months Ended September 30,
2023 vs. 2022
Price	8.9%
Volume	5.0%
Organic growth	13.9%
Foreign currency	2.0%
Total growth	15.9%

Organic Sales
Organic sales, which excludes the effects of foreign currency, increased 13.9% compared to the prior year, due to growth across all regions led by strong equipment sales, particularly in the Americas region.

	Three Months Ended September 30, 2023
	Americas	EMEA	APAC	Total
Organic net sales growth	20.8%	(2.8)%	11.8%	13.9%

Americas: The 20.8% increase in the Americas, which includes all of North America and Latin America, was driven equally by price realization and volume increases in equipment and service product categories.

EMEA: The 2.8% decrease in EMEA, which includes Europe, the Middle East and Africa, was due to volume declines in both equipment and parts and consumables partly offset by price realization in all product categories. EMEA volumes were impacted by weaker-than-expected market conditions.

APAC: The 11.8% increase in APAC, which includes China, Australia, Japan and other Asian markets, was primarily driven by price realization in Australia and volume growth in China.

Operating Results
Gross profit margin of 43.3% was 500 basis points higher in the third quarter of 2023 compared to the third quarter of 2022. The increase was the result of price realization, which more than offset the multi-year impact of inflation.

Selling and administrative expense of $88.2 million increased $16.8 million over the prior year primarily due to higher variable costs associated with increased operating performance. As a percent of sales, adjusted selling
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Page 3 – Tennant Company Reports Third Quarter 2023 Results
and administrative expenses increased to 28.9%, compared to 27.0% in the third quarter last year due to higher variable costs and investments in strategic initiatives.

Adjusted EBITDA was $45.9 million in the third quarter of 2023, compared to $33.8 million in the prior-year period. The improvement in Adjusted EBITDA was primarily due to strong sales growth, driven by both volume and price, and gross margin expansion. Adjusted EBITDA margin for the third quarter 2023 was 15.1%, a 220 basis point increase over the prior-year period benefiting from operating leverage created by sales growth.

Net income was $22.9 million in the third quarter of 2023 compared to $15.6 million in the third quarter of 2022. Strong operating performance, driven by higher pricing realization and volume increases, was partly offset by higher variable costs, interest costs and income taxes.

Cash Flow, Liquidity and Capital Allocation
Tennant generated $54.4 million in cash flow from operations during the third quarter of 2023, a $69.6 million increase compared to the prior-year period. The increase was driven by strong operating performance and moderating investments in working capital. The Company converted over 100% of net income to free cash flow for the third consecutive quarter.

Liquidity remained strong with a balance of $97.0 million in cash and cash equivalents as of the end of the third quarter, with approximately $316.9 million of unused borrowing capacity on the Company’s revolving credit facility.

The Company continues to deploy cash flow toward operational capital needs and to return capital to shareholders in line with its capital allocation priorities, while managing debt and keeping its net leverage well within the targeted range. During the third quarter, the Company invested $3.5 million in capital expenditures, reduced outstanding debt by $56.2 million, and returned $6.7 million to shareholders through dividends and share repurchases.

As previously announced, Tennant’s Board of Directors authorized a 5.7% increase in the Company's quarterly cash dividend to $0.28 per share. The increased dividend is payable on December 15, 2023, to shareholders of record at the close of business on November 30, 2023.
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2023 Guidance
Given the strong results and expectations for the remainder of the year, the Company is updating its full-year 2023 guidance ranges as noted below, including a narrowing of net sales and an increase of net income per share:

(In millions, except per share data)	Updated 2023 Guidance Ranges	Previous 2023 Guidance Ranges
Net sales	$1,230 - $1,250	$1,200 - $1,250
Organic net sales growth	12.5% - 14.5%	10.0% - 14.0%
Diluted net income per share	$5.00 - $5.40	$4.30 - $4.95
Adjusted diluted net income per share*	$5.70 - $6.10	$5.10 - $5.75
Adjusted EBITDA*	$190 - $200	$175 - $190
Adjusted EBITDA margin	15.4% - 16.0%	14.6% - 15.2%
Capital expenditures	$20 - $25	$20 - $25
Adjusted effective tax rate*	20% - 25%	20% - 25%

*Excludes certain nonoperational items and amortization expense

Conference Call
Tennant will host a conference call to discuss its 2023 third quarter results today, October, 31, 2023, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the overview page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2022 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to the Company and the markets it serves. Particular risks and uncertainties presently facing the Company include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; the Company's ability to comply with global laws and regulations; the Company's ability to adapt to customer pricing sensitivities; the competition in its business; fluctuations in the cost, quality or availability of raw materials and purchased components; the Company's ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; the Company's ability to attract, retain and develop key personnel and create effective succession planning strategies; the Company's ability to effectively develop and manage strategic planning and growth processes and the related operational plans; the Company's ability to successfully upgrade and evolve its information technology systems; the Company's ability to successfully protect its information technology systems from cybersecurity risks; the occurrence of a significant business interruption; the Company's ability to
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Page 5 – Tennant Company Reports Third Quarter 2023 Results
maintain the health and safety of its workers; the Company's ability to integrate acquisitions; and the Company's ability to develop and commercialize new innovative products and services.

The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in its 2022 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

The Company believes that disclosing selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company uses these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for restructuring-related charges and amortization expense, and any gain or loss on a sale of assets. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates operating margin – as adjusted by dividing operating income – as adjusted by net sales. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

INVESTOR RELATIONS CONTACT:

Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242

FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports Third Quarter 2023 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$304.7	$262.9	$932.2	$801.2
Cost of sales	172.7	162.2	535.2	495.5
Gross profit	132.0	100.7	397.0	305.7
Selling and administrative expense	88.2	71.4	256.9	227.1
Research and development expense	9.1	7.9	26.0	23.5
Gain on sale of assets	—	—	—	(3.7)
Operating income	34.7	21.4	114.1	58.8
Interest expense, net	(3.3)	(2.2)	(11.0)	(3.7)
Net foreign currency transaction (loss) gain	(0.4)	—	0.5	(0.4)
Other (expense) income, net	(1.1)	0.6	(1.8)	0.1
Income before income taxes	29.9	19.8	101.8	54.8
Income tax expense	7.0	4.2	23.3	12.3
Net income	$22.9	$15.6	$78.5	$42.5

Net income per share
Basic	$1.23	$0.84	$4.25	$2.30
Diluted	$1.21	$0.83	$4.19	$2.27

Weighted average shares outstanding
Basic	18,570,293	18,515,851	18,485,806	18,495,640
Diluted	18,878,311	18,691,916	18,747,128	18,713,337
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Americas	$211.2	$174.0	21.4%	$632.2	$512.7	23.3%
Europe, Middle East and Africa	72.0	69.0	4.3%	234.1	225.0	4.0%
Asia Pacific	21.5	19.9	8.0%	65.9	63.5	3.8%
Total	$304.7	$262.9	15.9%	$932.2	$801.2	16.4%
(1) Net of intercompany sales.
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TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

	(Unaudited)
(In millions, except shares and per share data)	September 30, 2023	December 31, 2022
ASSETS
Cash, cash equivalents, and restricted cash	$97.0	$77.4
Receivables, less allowances of $8.6 and $6.1, respectively	241.9	251.5
Inventories	184.6	206.6
Prepaid and other current assets	31.1	39.8
Total current assets	554.6	575.3
Property, plant and equipment, less accumulated depreciation of $299.7 and $279.3, respectively	182.0	179.9
Operating lease assets	32.4	31.8
Goodwill	180.5	182.0
Intangible assets, net	64.2	76.4
Other assets	45.6	39.7
Total assets	$1,059.3	$1,085.1
LIABILITIES AND EQUITY
Current portion of long-term debt	$5.9	$5.2
Accounts payable	98.5	126.1
Employee compensation and benefits	62.1	44.0
Other current liabilities	78.3	86.3
Total current liabilities	244.8	261.6
Long-term debt	215.9	295.1
Long-term operating lease liabilities	18.7	17.1
Employee benefits	13.0	13.2
Deferred income taxes	8.6	11.5
Other liabilities	12.0	14.5
Total long-term liabilities	268.2	351.4
Total liabilities	$513.0	$613.0
Common Stock, $0.375 par value; 60,000,000 shares authorized; 18,741,371 and 18,521,485 shares issued and outstanding, respectively	7.0	7.0
Additional paid-in capital	71.0	56.0
Retained earnings	521.7	458.0
Accumulated other comprehensive loss	(54.7)	(50.2)
Total Tennant Company shareholders' equity	545.0	470.8
Noncontrolling interest	1.3	1.3
Total equity	546.3	472.1
Total liabilities and total equity	$1,059.3	$1,085.1
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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$78.5	$42.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	26.4	24.0
Amortization expense	11.0	12.1
Deferred income tax benefit	(7.4)	(6.3)
Share-based compensation expense	8.6	4.4
Bad debt and returns expense	3.2	0.5
Gain on sale of assets	—	(3.7)
Other, net	0.5	0.7
Changes in operating assets and liabilities:
Receivables	7.9	(17.3)
Inventories	3.5	(65.5)
Accounts payable	(25.1)	(1.2)
Employee compensation and benefits	18.3	(10.4)
Other assets and liabilities	(0.8)	(18.6)
Net cash provided by (used in) operating activities	124.6	(38.8)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(15.3)	(19.4)
Proceeds from sale of assets, net of cash divested	—	4.1
Investment in leased assets	(0.5)	(4.1)
Cash received from leased assets	0.6	0.4
Net cash used in investing activities	(15.2)	(19.0)
FINANCING ACTIVITIES
Proceeds from borrowings	20.0	32.0
Repayments of borrowings	(98.7)	(18.0)
Proceeds (repurchases) from exercise of stock options, net of employee tax withholdings obligations	18.1	(1.2)
Repurchases of common stock	(11.7)	—
Dividends paid	(14.8)	(14.0)
Net cash used in financing activities	(87.1)	(1.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.7)	(5.4)
Net increase (decrease) in cash, cash equivalents and restricted cash	19.6	(64.4)
Cash, cash equivalents and restricted cash at beginning of period	77.4	123.6
Cash, cash equivalents and restricted cash at end of period	$97.0	$59.2
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income - as reported	$22.9	$15.6	$78.5	$42.5
Adjustments:
Gain on sale of assets	—	—	—	(2.8)
Amortization expense	2.5	2.7	7.9	8.8
Restructuring-related charge (S&A expense)	—	0.3	0.8	0.8
Net income - as adjusted	$25.4	$18.6	$87.2	$49.3

Net income per share - as reported:
Diluted	$1.21	$0.83	$4.19	$2.27
Adjustments:
Gain on sale of assets	—	—	—	(0.15)
Amortization expense	0.13	0.14	0.42	0.47
Restructuring-related charge (S&A expense)	—	0.01	0.04	0.04
Net income per diluted share - as adjusted	$1.34	$0.98	$4.65	$2.63

Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income - as reported	$22.9	$15.6	$78.5	$42.5
Less:
Interest expense, net	3.3	2.2	11.0	3.7
Income tax expense	7.0	4.2	23.3	12.3
Depreciation expense	9.2	7.6	26.4	24.0
Amortization expense	3.5	3.7	11.0	12.1
EBITDA	45.9	33.3	150.2	94.6
Adjustments:
Gain on sale of assets	—	—	—	(3.7)
Restructuring-related charge (S&A expense)	—	0.5	1.2	1.1
EBITDA - as adjusted	$45.9	$33.8	$151.4	$92.0
EBITDA margin - as adjusted	15.1%	12.9%	16.2%	11.5%
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
S&A expense - as reported	$88.2	$71.4	$256.9	$227.1
S&A expense as a percent of net sales - as reported	28.9%	27.2%	27.6%	28.3%
Adjustments:
Restructuring-related charge (S&A expense)	—	(0.5)	(1.2)	(1.1)
S&A expense - as adjusted	$88.2	$70.9	$255.7	$226.0
S&A expense as a percent of net sales - as adjusted	28.9%	27.0%	27.4%	28.2%

Operating income - as reported	$34.7	$21.4	$114.1	$58.8
Operating margin - as reported	11.4%	8.1%	12.2%	7.3%
Adjustments:
Gain on sale of assets	—	—	—	(3.7)
Restructuring-related charge (S&A expense)	—	0.5	1.2	1.1
Operating income - as adjusted	$34.7	$21.9	$115.3	$56.2
Operating margin - as adjusted	11.4%	8.3%	12.4%	7.0%
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income before income taxes - as reported	$29.9	$19.8	$101.8	$54.8
Adjustments:
Gain on sale of assets	—	—	—	(3.7)
Amortization expense	3.5	3.7	11.0	12.1
Restructuring-related charge (S&A expense)	—	0.5	1.2	1.1
Income before income taxes - as adjusted	$33.4	$24.0	$114.0	$64.3

Income tax expense - as reported	$7.0	$4.2	$23.3	$12.3
Effective tax rate - as reported	23.4%	21.2%	22.9%	22.4%
Adjustments(1):
Gain on sale of assets	—	—	—	(0.9)
Amortization expense	1.0	1.0	3.1	3.3
Restructuring-related charge (S&A expense)	—	0.2	0.4	0.3
Income tax expense - as adjusted	$8.0	$5.4	$26.8	$15.0
Effective tax rate - as adjusted	24.0%	22.5%	23.5%	23.3%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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